Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Florida Tax-Free Advantage Municipal Fund
333-100348
811-21215

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management agreement<s>
 Common and MuniPreferred shares voting together as a class<c>
  MuniPreferred shares voting together as a class <c>
   For
             7,303,591
                          -
   Against
                257,216
                          -
   Abstain
                228,348
                          -
   Broker Non-Votes
             2,500,136
                          -
      Total
           10,289,291
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year<s>
   For
             2,786,277
                          -
   Against
                  62,041
                          -
   Abstain
                  24,666
                          -
      Total
             2,872,984
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012806.